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                                                                     Exhibit 5.1

                              FRED ELEFANT, P.A.
                       1650 Prudential Drive, Suite 105
                         Jacksonville, Florida  32207

                                August 12, 1997

  Physician Sales & Service, Inc.
  4345 Southpoint Boulevard
  Jacksonville, Florida 32216

  Ladies and Gentlemen:

       This opinion is given in connection with the filing by Physician Sales & Service, Inc., a corporation organized and existing under the laws of the State of Florida (the "Company"), of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to the registration under the Securities Act of 1933, as amended, of up to 2,123,558 shares of the Company's common stock, $.01 par value per share (the "Shares") to be issued in connection with the proposed merger of S&W X-Ray, Inc. with and into Diagnostic Imaging, Inc., a wholly owned subsidiary of the Company.

       In the capacity described above, I have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to my satisfaction, of such records and documents of the Company, certificates of public officials and such other documents as I have deemed appropriate as a basis for the opinions hereinafter set forth. In conducting my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such documents. The opinions set forth herein are limited to the laws of the State of Florida.

       Based upon the foregoing, it is my opinion that the Shares have been duly authorized and are validly issued, fully paid, and non-assessable by the Company under the Business Corporation Act of the State of Florida as in effect on the date hereof.

       This opinion is provided to you for your benefit and for the benefit of the Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without my prior written consent.

       I consent to the use of this opinion as an exhibit to the Registration Statement and to the reference made to my firm under the caption "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                      FRED ELEFANT, P.A.

                                      By: /s/ Fred Elefant
                                         -----------------

                                      Fred Elefant